                                                                    EXHIBIT 99.4

                                  ECHLIN INC.
                             100 DOUBLE BEACH ROAD
                          BRANFORD, CONNECTICUT 06405

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Larry W. McCurdy, Jon P. Leckerling and Joseph A. Onarato, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $1.00 per share ("Echlin Common Stock") of Echlin Inc. ("Echlin") held of record by the undersigned at the close of business on June 1, 1998, which the undersigned would be entitled to vote if personally present at the Special Meeting to be held on June 30, 1998, and including at any adjournments or postponements thereof, as follows:

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Proposal to approve the Agreement and Plan of Merger, amended and restated as of May 29, 1998 (the "Merger Agreement"), among Echlin, Dana Corporation ("Dana"), and Echo Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Dana, providing for the merger (the "Merger") of Merger Sub with and into Echlin (the "Merger Proposal").

  [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

2. Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

  [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

3. In their discretion with respect to any other matters as may properly come before the Special Meeting.

   IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1 AND 2 ABOVE AND IN THE MANNER SET FORTH IN ITEM 3 ABOVE.

                  (continued, and to be signed, on other side)
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                          (continued from other side)

    This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Special Meeting.

                     Dated:                                              , 1998.
                              ---------------------------------------------

                              PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

                        --------------------------------------------------------
                                                         SIGNATURE

                        --------------------------------------------------------
                                                (SIGNATURE IF HELD JOINTLY)

                        --------------------------------------------------------
                                                          (TITLE)

                                            WHEN SHARES ARE HELD JOINTLY, JOINT
                                            OWNERS SHOULD EACH SIGN. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES, ETC.,
                                            SHOULD INDICATE THE CAPACITY IN
                                            WHICH SIGNING.